As filed with the Securities and Exchange Commission on September 13, 2002 Registration Statement No.
_____________________________________________________________________


                                SECURITIES AND EXCHANGE COMMISSION
                                     Washington, D.C.  20549

                                             FORM S-8
                                     REGISTRATION STATEMENT
                                              UNDER
                                  THE SECURITIES ACT OF 1933


                                   THE BOMBAY COMPANY, INC.
                      (Exact name of registrant as specified in its charter)

        Delaware                                        75-1475223
(State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

  550 Bailey Avenue, Suite 700                              76107
       Fort Worth, Texas                                  (Zip Code)
(Address of principal executive offices)




                                  The Bombay Company, Inc.
                                Employee Stock Purchase Plan
                    (as amended and restated effective May 16, 2002)
                                  (Full title of the Plan)


                               Michael J. Veitenheimer, Esq.
                        Vice President, Secretary and General Counsel
                                 The Bombay Company, Inc.
                                550 Bailey Avenue, Suite 700
                                 Fort Worth, Texas  76107
                                      (817) 347-8200
                  (Name, address and telephone number of agent for service)


                                          Copy to:
                                      Fred W. Fulton
                                 Thompson & Knight L.L.P.
                             1700 Pacific Avenue, Suite 3300
                                    Dallas, Texas 75201
                                       (214) 969-1700

                            __________________________________

                             CALCULATION OF REGISTRATION FEE

   Title of          Amount         Proposed maximum          Proposed              Amount
securities to        to be           offering price       maximum aggregate           of
be registered    registered (1)       per share (2)       offering price (2)    registration fee


Common Stock par    300,000              $2.70                $810,000              $75
value $1.00 per
    share


(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the offering and sale of shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices for the Common Stock ($2.70) as reported in the consolidated reporting system on September 12, 2002.


                                 EXPLANATORY NOTE

The contents of Registration Statement No. 33-02028 relating to The
Bombay Company, Inc. Employee Stock Purchase Plan (the "Plan") filed by the Registrant with the Securities and Exchange Commission on February 13, 2002 (the "Prior Registration Statement") are incorporated herein by reference pursuant to General Instruction E to Form S-8. The purpose of this Registration Statement is to register the offering and sale of 300,000 additional shares of Common Stock of the Registrant pursuant to the Plan.


                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The contents of the Prior Registration Statement, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the termination of the offering to which it relates shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Amendment to Plan

As of March 21, 2002, the Board of Directors of the Registrant adopted an amendment to the Plan that increased by 300,000 the aggregate number of shares of the Registrant's Common Stock, par value $1.00 per share, reserved for issuance under the Plan. This amendment was approved by the stockholders of the Registrant on May 16, 2002.

Item 8. Exhibits.

In addition to the exhibits filed or incorporated by reference into the Prior Registration Statement, the following documents are filed as exhibits to this Registration Statement:

4.1     The Bombay Company, Inc. Employee Stock Purchase Plan, as amended.

5.1 Opinion of Michael J. Veitenheimer, Esq. Vice President, Secretary and General Counsel of The Bombay Company, Inc.

23.1    Consent of Pricewaterhouse Coopers, LLP.

23.2 Consent of Michael J. Veitenheimer, Esq. (included in the opinion of Michael J. Veitenheimer, Esq., filed as Exhibit 5.1).

24.1 Power of Attorney (included on signature page of this Registration Statement).



                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas as of September 13, 2002.

                                THE BOMBAY COMPANY, INC.


                                By:/S/BRIAN N. PRIDDY
                                Brian N. Priddy, Chairman of Interim Executive Committee, Executive Vice President, Operations



                                POWER OF ATTORNEY

Each person whose signature appears below authorizes Michael J. Veitenheimer to execute in the name of such person who is then an officer or director of the Registrant, and to file any and all amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the offering and sale of the securities that are the subject of this Registration Statement, which amendments may make such changes to such Registration Statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of September 13, 2002.


        Signature              Capacity in Which Signed            Date


     /S/BRIAN N. PRIDDY          Chairman of Interim         September 13, 2002
     Brian N. Priddy             Executive Committee,
                              Executive Vice President,
                                Operations (Principal)
                                  Executive Officer)




     /S/ELAINE D. CROWLEY       Vice Presedent, Chief        September 13, 2002
     Elaine D. Crowley          Financial Officer and
                            Treasurer (Principal Financial
                               and Accounting Officer)












     /S/JOHN H. COSTELLO                                     September 13, 2002
     John H. Costello                Director





     /S/GLENN E. HEMMERLE                                    September 13, 2002
     Glenn E. Hemmerle               Director





     /S/JAMES A. MARCUM                                      September 13, 2002
     James A. Marcum                 Director





     /S/JULIE L. REINGANUM                                   September 13, 2002
     Julie L. Reinganum              Director





     /S/BRUCE R. SMITH                                       September 13, 2002
     Bruce R. Smith                  Director






     /S/NIGEL TRAVIS                                         September 13, 2002
     Nigel Travis                    Director








                               INDEX TO EXHIBITS

    Exhibit Number                Exhibit


        4.1 The Bombay Company, Inc. Employee Stock Purchase Plan, as amended.

        5.1 Opinion of Michael J. Veitenheimer, Esq. Vice President, Secretary and General Counsel of The Bombay Company, Inc.

       23.1             Consent of Pricewaterhouse Coopers, LLP.

       23.2 Consent of Michael J. Veitenheimer, Esq. (included in the opinion of Michael J. Veitenheimer, Esq., filed as
                        Exhibit 5.1).

       24.1 Power of Attorney (included on signature page of this Registration Statement).